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                                                                     Exhibit 5.1


                                                  May 13, 2002

Photronics, Inc.
1061 East Indiantown Road
Suite 310
Jupiter, FL 33477

                                Photronics, Inc.
                       Registration Statement on Form S-3
                       ----------------------------------

Ladies and Gentlemen:

         I am the Vice-President, Secretary and General Counsel of Photronics, Inc., a Connecticut corporation (the "Company") and have acted as such in connection with a registration statement on Form S-3 (the "Registration Statement"), together with any subsequent amendments relating to the sale by the selling shareholders identified in the Registration Statement, of up to 1,212,218 shares of the Company's common stock, $.01 par value per share (the "Common Stock"). The Common Stock is to be sold from time to time as set forth in the Registration Statement.

         I have examined such documents, and have reviewed such questions of law, as I have considered necessary and appropriate for the purposes of my opinion set forth below. In rendering my opinion, I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to me as copies. I have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinion, I have relied upon certificates of officers of the Company and of public officials.

         Based on the foregoing, I am of the opinion that the Common Stock has been duly authorized by all requisite corporate action and is validly issued, fully paid and non-assessable.

         My opinion expressed above is limited to the laws of the State of Connecticut.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to me under the caption "Legal Matters" contained in the prospectus included therein.

                                                  Very truly yours,

                                                  /s/ James A. Eder
                                                  -----------------
                                                  James A. Eder
                                                  Vice President, Secretary and
                                                  General Counsel